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                        THIRD AMENDMENT TO CREDIT AGREEMENT


THIS THIRD AMENDMENT is made as of the 5th day of August, 1998, and is by and between Rehabilicare, Inc., a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank").

REFERENCE IS HEREBY MADE to that certain Credit Agreement dated as of December 1, 1994, as amended by a First Amendment dated June 27, 1996, and by a Second Amendment dated April 24, 1998 (as amended, the "Credit Agreement"), made between the Borrower and the Bank. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower has requested the Bank (i) to increase the amount of the Credit from $2,000,000.00 to $2,500,000.00, and (ii) to make a new term loan to the Borrower in the amount of $2,500,000.00, a portion of the proceeds of which will be used to pay off the Second Term Note; and,

WHEREAS, the Bank is willing to grant the Borrower's requests, subject to the provisions of this Third Amendment;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration received, it is agreed as follows:

1. Section 1.1 of the Credit Agreement is hereby amended by changing the definitions of "Credit" and "Notes" so that, when read in their entireties, they provide as follows:

          "Credit" shall mean the conditional revolving line of credit established by the Bank for the benefit of the Borrower in the amount of $2,500,000.00.

          "Notes" shall mean the Current Note, the First Term Note and the Third Term Note.

2. Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definitions:

          "Interest Adjustment Date" shall mean August 1, 1999 and the same day of each year thereafter.

          "Third Term Note" shall mean an installment promissory note dated of even date with the Third Amendment to this Agreement, and made by the Borrower in the face amount of $2,500,000.00 payable to the Bank.


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               "Treasury Rate" shall mean the yield on one-year United States
          Treasury securities, the determination of which rate by the Bank on any particular Interest Adjustment Date shall be done by using the most recent available data published by the Federal Reserve Board.

3. Section 2.1 of the Credit Agreement is hereby amended by changing the first sentence of such Section so that, when read in its entirety, it provides as follows:

          Subject to the other provisions of this Agreement, the Bank may make advances under the Credit to the Borrower from time to time until the Maturity Date in an aggregate principal amount not exceeding the lesser of the Borrowing Base or TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00), at any one time outstanding.

4. The Credit Agreement is hereby further amended by adding the following as new Section 2B immediately after Section 2A:

          2B     THE THIRD TERM LOAN

          2B.1 Subject to the provisions of Section 3.4 hereof, the Bank shall make a term loan to the Borrower on or before August 15, 1998 in one advance in the amount of $2,500,000.00. Said term loan shall be non-revolving, and evidenced by the Third Term Note. A portion of the proceeds of said term loan will be used to pay off the Second Term Note.

          2B.2 Interest on the Third Term Note shall accrue at a fixed annual rate equal to 8.05% until August 1, 1999. From August 1, 1999 until the Third Term Note is fully paid, interest thereon shall accrue at a fixed annual rate equal to 2.75% in excess of the Treasury Rate, which interest rate shall be determined as of each Interest Adjustment Date. Interest shall be calculated on the basis of actual number of days elapsed in a year of 360 days.

          2B.3 Interest on the Third Term Note shall be payable ON DEMAND, but until such demand is made, interest shall be payable monthly, commencing September 1, 1998, and continuing on the first day of each consecutive month thereafter, and upon maturity.

          2B.4 The principal of the Third Term Note shall be repayable as follows:

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                 Thirty-five (35) installments, each in the amount of
                 $69,445.00, commencing September 1, 1998, and continuing on the first day of each consecutive month thereafter through and including July 1, 2001; plus, one



















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                 (1) final installment in an amount equal to the then-remaining outstanding principal balance of the Third Term Note shall be due and payable on August 1, 2001.

          2B.5 The Borrower may prepay the Third Term Note in whole or from time to time in part without premium or penalty. Partial prepayments may be applied to scheduled installments of principal in inverse order of their maturities.

5. Section 3 of the Credit Agreement is hereby amended by adding the following as new Section 3.4:

          3.4 The Bank shall not fund the term loan contemplated by Section 2B hereof if, as of the date of funding, there exists any Event of Default or any event which, with the giving of notice or the passage of time (or both), could become an Event of Default.

6. Sections 4.1, 4.2 and 4.3 of the Credit Agreement are hereby amended by inserting the following immediately after the term "the Second Term Note," wherever that term appears in said Sections:

          and the Third Term Note

7. Sections 7.7 and 7.9 of the Credit Agreement are hereby amended so that, when read in their entireties, they provide as follows:

          7.7 TANGIBLE NET WORTH. Permit its Tangible Net Worth to be less than $19,500,000.00 as of June 30, 1999 and as of each fiscal year end thereafter.

          7.9 NET PROFIT. Fail to produce a net profit after taxes equal to at least 2.0% of net sales as of each fiscal year end, commencing June 30, 1999.

8. Section 8.1(A) of the Credit Agreement is hereby amended so that, when read in its entirety, it provides as follows:

          A. PAYMENT. Default in any payment of interest or of principal on any one or more of the Notes when due, and continuance thereof for 10 calendar days;

9. Sections 8.1 and 8.2 of the Credit Agreement are hereby amended by inserting the following immediately after the term "the Second Term Note," wherever that term appears in the concluding paragraphs of said Sections:

          and the Third Term Note



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10.  Section 9.3 of the Credit Agreement is hereby amended by inserting the following immediately after the term "the Second Term Note" in the fourth line of said Section:

          and the Third Term Note

11. The Borrower and the Bank hereby agree that the terms and conditions governing the First Term Note (and advances made thereunder) are set forth in that certain Construction Loan Agreement dated October 20, 1994. Said loan agreement remains in full force and effect.

12. The Bank hereby waives the covenant set forth in Section 7.5 of the Credit Agreement for the limited purpose of permitting the Borrower to acquire Healthcare Business Unit of Henley Healthcare, Inc. The waiver contained in the immediately preceding sentence shall not be deemed a waiver of any other term or condition set forth in the Credit Agreement, nor should it be deemed a waiver of future transactions which would violate the covenant set forth in Section 7.5 of the Credit Agreement.

13. Simultaneously with the execution of this Third Amendment, the Borrower shall execute and deliver to the Bank a new promissory note (which, for purposes of this Third Amendment only, shall hereinafter be referred to as the "New Revolving Note"), substantially in the form of attached Exhibit A. The New Revolving Note shall replace, but shall not be deemed payment or satisfaction of, the Current Note. All references in the Credit Agreement to the "Current Note" shall be deemed to mean the New Revolving Note. Exhibit A to this Third Amendment shall replace Exhibit A to the Credit Agreement.

14. Simultaneously with the execution of this Third Amendment, the Borrower shall also execute and deliver to the Bank the Third Term Note.

15.  The Borrower hereby represents and warrants to the Bank as follows:

          A. As of the date of this Third Amendment, the outstanding principal balances of the Current Note, the First Term Note and the Second Term Note (immediately prior to the payoff contemplated by Section 4 hereof) are $0.00, $719,491.17 and $183.325.00, respectively, and accrued but unpaid interest thereon equals $0.00, $382.13, and $129.86, respectively.

          B. The Credit Agreement, the Notes and the Security Agreement constitute valid, legal and binding obligations owed by the Borrower to the Bank, subject to no counterclaim, defense, offset, abatement or recoupment.

          C. As of the date of this Third Amendment, (i) all of the representations and warranties contained in Sections 5.1, 5.4 and 5.5 of the Credit Agreement are

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                 true, and (ii) there exists no Event of Default and no event which, with the giving of notice or the passage of time, or both, could become an Event of Default.

          D. The execution, delivery and performance of this Third Amendment, the New Revolving Note and the Third Term Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower's Articles of Incorporation or By-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

          E. All financial statements delivered to the Bank by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower from March 31, 1998 to the date hereof.

16. Upon request by the Bank, the Borrower shall deliver a Norwest Corporate Certificate Of Authority to the Bank dated as of the date of this Third Amendment, and in form and content acceptable to the Bank.

17. Except as expressly modified by this Third Amendment, the Credit Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Third Amendment as of the date first written above.

REHABILICARE, INC.                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

By:_______________________________      By:________________________
                                             Gregory G. Quade,
Its:_______________________________          Vice President


By:_______________________________

Its:_______________________________




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